Registration No. 333-76435


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-11
                         POST-EFFECTIVE AMENDMENT NO. 7
                                       TO
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 7
                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 8
       (Exact names of registrants as specified in governing instruments)

                         3158 Redhill Avenue, Suite 120
                        Costa Mesa, California 92626-3416
                                 (714) 662-5565
                    (Address of principal executive offices)

                              DAVID N. SHAFER, ESQ.
                             WNC & ASSOCIATES, INC.
                         3158 Redhill Avenue, Suite 120
                        Costa Mesa, California 92626-3416
                                 (714) 662-5565
            (Name, address and telephone number of agent for service)


                                    Copy to:
                            PAUL G. DANNHAUSER, ESQ.
                             Derenthal & Dannhauser
                           One Post Street, Suite 575
                         San Francisco, California 94104
                                 (415) 981-4844

           Date of termination of sale to the public: September 3,2001

     Through a Registration Statement on Form S-11 which was declared effective on September 3, 1999, WNC Housing Tax Credit Fund VI, L.P., Series 7 ("Series 7") registered 25,000 units of limited partnership interest in Series 7 ("Series 7 Units") for offer and sale to the public, and WNC Housing Tax Credit Fund VI, L.P., Series 8 ("Series 8") registered 25,000 units of limited partnership interest in Series 8 ("Series 8 Units") for offer and sale to the public.

     The public offering conducted by Series 7 pursuant to such Registration Statement terminated on October 31, 2000, at which date 18,850 Series 7 Units had been issued and sold by Series 7.

     The public offering conducted by Series 8 pursuant to such Registration Statement terminated on September 3, 2001, at which date 9,814 Series 8 Units had been issued and sold by Series 8.

     No further Series 7 Units or Series 8 Units will be issued and sold pursuant to such Registration Statement.

     This post-effective amendment no. 7 to the Registration Statement is filed for the purpose of deregistering the 6,150 Series 7 Units and the 15,186 Series 8 Units which are unissued and unsold.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-11 and have duly caused this amendment to Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on the 27th day of November, 2001.

                           WNC HOUSING TAX CREDIT FUND VI, L.P.,
                            SERIES 7 and SERIES 8

                           By: WNC & ASSOCIATES, INC.,
                                 General Partner

                               By:  /s/ DAVID N. SHAFER
                                        David N. Shafer,
                                        Executive Vice President



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



     Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                     CAPACITY                         DATE


/s/ WILFRED N. COOPER, SR.    Chairman of the board            November 27, 2001
Wilfred N. Cooper, Sr.        and chief executive officer
                              of WNC & Associates, Inc.


/s/ WILFRED N. COOPER, JR.    Director, president,             November 27, 2001
Wilfred N. Cooper, Jr .       chief operating officer
                              and secretary of
                              WNC & Associates, Inc.

/s/ DAVID N. SHAFER           Director and executive           November 27, 2001
David N. Shafer               vice president of
                              WNC & Associates, Inc.


/s/ THOMAS J. RIHA            Vice president - chief           November 27, 2001
Thomas J. Riha                financial officer of
                              WNC & Associates, Inc.





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